Exhibit 99.1
LegalZoom Reports Strong Third Quarter 2025 Financial Results, Again Raises 2025 Revenue Growth Expectations

•Strong execution with record third quarter revenue exceeding the high end of outlook range
•Revenue of $190.2 million, up 13% year-over-year

•Subscription revenue of $125.4 million, an increase of 13% year-over-year, led by growth in our compliance offerings

•Net income of $4.5 million, compared to net income of $11.1 million in the same period in 2024. Third quarter net income margin of 2%, compared to net income margin of 7% in the same period in 2024

•Adjusted EBITDA of $46.3 million, compared to $47.1 million in the same period in 2024. Adjusted EBITDA margin of 24%, compared to 28% in the same period in 2024

•Ended the quarter with cash and cash equivalents of $237.2 million, delivered $54.2 million in cash from operating activities and $47.0 million in free cash flow
MOUNTAIN VIEW, California – November 5, 2025 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced results for its third quarter ended September 30, 2025.
"Our results further validate the strategic shift we made in our business. Importantly, the proof points we’re seeing across the business give us confidence that we’ve built a strong foundation for our next phase of growth," said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. "We are more energized than ever to build on our momentum—expanding our focus beyond business formation to unlock new opportunities with the roughly 36 million U.S. existing small businesses, through a differentiated approach that combines AI and technology with human expertise. We are excited to unlock LegalZoom's next chapter of long-term value creation."

Noel Watson, LegalZoom's Chief Operating Officer and Chief Financial Officer said, “We delivered record third quarter revenue as we execute on our strategic priorities and position our business for long-term growth. With continued momentum in our subscription business, we are raising our full-year 2025 revenue guidance and now anticipate approximately 10% year-over-year growth at the midpoint.”
Third Quarter 2025 Highlights
•Revenue was $190.2 million for the quarter, up 13% year-over-year:
◦Transaction revenue of $64.8 million increased 12% year-over-year.
◦Subscription revenue of $125.4 million grew 13% year-over-year.
•Net income was $4.5 million for the quarter, or 2% of revenue, compared to net income of $11.1 million, or 7% of revenue, for the same period in 2024.
•Non-GAAP net income was $31.0 million for the quarter compared to Non-GAAP net income of $29.7 million in the same period in 2024.
•Adjusted EBITDA was $46.3 million for the quarter, or 24% of revenue, compared to $47.1 million, or 28% of revenue, for the same period in 2024.
•Cash flow provided by operating activities was $54.2 million for the quarter compared to $31.6 million for the same period in 2024.
•Free cash flow was $47.0 million for the quarter compared to $22.0 million for the same period in 2024.
•Repurchased 1.8 million shares of common stock for a total cost of $17.6 million, at an average price of $9.91 per share.
•Cash and cash equivalents were $237.2 million as of September 30, 2025 compared to $142.1 million as of December 31, 2024.

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended September 30,		% Growth	Nine Months Ended September 30,		% Growth
			(Decline)			(Decline)
	2025	2024	YOY	2025	2024	YOY
Total revenue	$190,158	$168,599	13%	$565,777	$520,175	9%
Transaction revenue	$64,799	$57,879	12%	$204,263	$192,733	6%
Subscription revenue	$125,359	$110,720	13%	$361,514	$327,442	10%
Gross profit	$127,887	$113,884	12%	$369,548	$333,467	11%
Gross margin	67%	68%	(1%)	65%	64%	2%
Net Income	$4,509	$11,051	(59%)	$9,370	$17,109	(45%)
Net income margin	2%	7%	(71%)	2%	3%	(33%)
Net Income per share — basic:	$0.03	$0.06	(50%)	$0.05	$0.09	(44%)
Net Income per share — diluted:	$0.02	$0.06	(67%)	$0.05	$0.09	(44%)
Net cash provided by operating activities	$54,226	$31,613	72%	$144,068	$93,053	55%
Non-GAAP Financial Measures
Non GAAP net income	$30,996	$29,699	4%	$83,147	$66,853	24%
Non GAAP net income per share — basic:	$0.17	$0.17	—%	$0.46	$0.37	24%
Non GAAP net income per share — diluted:	$0.17	$0.17	—%	$0.45	$0.36	25%
Adjusted EBITDA	$46,323	$47,096	(2%)	$122,300	$103,910	18%
Adjusted EBITDA margin	24%	28%	(14%)	22%	20%	10%
Free cash flow	$46,990	$21,975	114%	$119,924	$64,064	87%
Key Business Metrics
Transaction units	259	255	2%	878	883	(1%)
Business formations	126	113	12%	388	386	1%
Average order value (AOV)	$251	$227	11%	$233	$218	7%
Subscription units at period end	1,959	1,717	14%	1,959	1,717	14%
Average revenue per subscription unit (ARPU) at period end	$256	$264	(3%)	$256	$264	(3%)
Certain percentages may not recalculate due to rounding.
Financial Outlook
For the fourth quarter ending December 31, 2025, LegalZoom expects:
•Revenue in the range of $182 million to $186 million, or 14% year-over-year growth at the midpoint
•Adjusted EBITDA in the range of $46 million to $48 million, reflecting an Adjusted EBITDA margin of approximately 26% at the midpoint

LegalZoom is increasing its revenue outlook and maintaining its Adjusted EBITDA margin outlook for the full year ending December 31, 2025 as follows:

•Revenue in the range of $748 million to $752 million, or 10% year-over-year growth at the midpoint
•Adjusted EBITDA in the range of $168 million to $170 million, reflecting an Adjusted EBITDA margin of approximately 23% at the midpoint
Webcast and Conference Call Information
A webcast and conference call to discuss third quarter 2025 results is scheduled for today, November 5, 2025, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; our ability to effectively integrate Formation Nation, Inc. into our existing operations; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2025 filed with the Securities and Exchange Commission, or SEC, on August 7, 2025, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and free cash flow. We use these non-GAAP financial measures to better understand and evaluate our core operating performance. We believe that these non-GAAP financial measures provide management and our investors with useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We also believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. These non-GAAP measures should not be considered in isolation of, or as a substitute or an alternative to, measures prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net income adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation and certain non-recurring income and expenses from time to time. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, preparing and approving our annual budget and operational planning. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which include that Adjusted EBITDA:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

We define Non-GAAP net income as net income adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense and certain non-recurring income and expenses from time to time, net of related income tax impacts. We define net income margin as net loss as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income per share attributable to common stockholders as Non-GAAP net income divided by basic and diluted weighted-average common stock.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We believe free cash flow provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet, once our business needs and obligations are met. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry.
We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys—whether through our vast independent attorney network or LegalZoom-owned law firm—we offer the tools and guidance people need to confidently manage everything from business formation and compliance to estate planning and ongoing legal support.

With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$237,154	$142,064
Accounts receivable, net	20,445	8,511
Prepaid expenses and other current assets	18,879	17,926
Current assets held for sale	—	22,722
Total current assets	276,478	191,223
Property and equipment, net	59,980	59,788
Goodwill	140,143	63,318
Intangible assets, net	19,762	8,653
Operating lease right-of-use assets	13,786	7,189
Deferred income taxes	33,300	34,696
Available-for-sale debt security	—	1,377
Other assets	7,655	7,639
Total assets	$551,104	$373,883
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,414	$31,150
Accrued expenses and other current liabilities	76,882	57,928
Deferred revenue	213,807	174,643
Operating lease liabilities	4,250	1,861
Total current liabilities	327,353	265,582
Operating lease liabilities, non-current	10,426	6,018
Deferred revenue	307	381
Other liabilities	11,097	8,645
Total liabilities	349,183	280,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at September 30, 2025 and December 31, 2024, none issued or outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 179,515 shares and 173,619 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	181	175
Additional paid-in capital	1,299,298	1,161,538
Accumulated deficit	(1,097,928)	(1,069,317)
Accumulated other comprehensive income	370	861
Total stockholders’ equity	201,921	93,257
Total liabilities and stockholders’ equity	$551,104	$373,883

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$190,158	$168,599	$565,777	$520,175
Cost of revenue	62,271	54,715	196,229	186,708
Gross profit	127,887	113,884	369,548	333,467
Operating expenses:
Sales and marketing	67,835	46,287	198,793	160,170
Technology and development	19,485	23,179	62,442	72,934
General and administrative	34,074	28,149	110,291	77,893
Gain on sale of assets held for sale	—	—	(14,337)	—
Total operating expenses	121,394	97,615	357,189	310,997
Income from operations	6,493	16,269	12,359	22,470
Interest expense	(152)	(72)	(499)	(245)
Interest income	2,139	1,345	5,691	6,547
Other (expense) income, net	(102)	1,741	897	1,845
Income before income taxes	8,378	19,283	18,448	30,617
Provision for income taxes	3,869	8,232	9,078	13,508
Net income	$4,509	$11,051	$9,370	$17,109
Net income attributable to common stockholders—basic and diluted
Net income per share — basic:	$0.03	$0.06	$0.05	$0.09
Net income per share — diluted:	$0.02	$0.06	$0.05	$0.09
Weighted-average shares used to compute net income per share — basic:	180,057	174,862	179,231	182,551
Weighted-average shares used to compute net income per share — diluted:	186,731	176,353	185,329	185,374

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$9,370	$17,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,118	25,291
Amortization of right-of-use assets	2,371	1,848
Amortization of debt issuance costs	161	170
Stock-based compensation	88,763	49,486
Deferred income taxes	5,504	(741)
Change in fair value of other equity security	(302)	—
Unrealized foreign exchange loss (gain)	58	(1,277)
Gain on sale of assets held for sale	(14,337)	—
Gain on sale of available-for-sale debt security	(648)	—
Loss on disposal of property and equipment	150	49
Other	102	—
Changes in operating assets and liabilities:
Accounts receivable	(11,659)	220
Prepaid expenses and other current assets	(897)	(5,321)
Other assets	1,003	58
Accounts payable	1,923	(3,736)
Accrued expenses and other liabilities	1,425	(6,175)
Operating lease liabilities	(1,791)	(1,654)
Income tax payable	246	(52)
Deferred revenue	29,508	17,778
Net cash provided by operating activities	144,068	93,053
Cash flows from investing activities
Acquisition, net of cash acquired	(48,468)	—
Proceeds from sale of assets held for sale	37,051	—
Proceeds from sale of available-for-sale debt security	1,507	—
Purchase of property and equipment	(24,144)	(28,989)
Net cash used in investing activities	(34,054)	(28,989)
Cash flows from financing activities
Payment of debt issuance costs	(841)	—
Proceeds from issuance of stock under employee stock plans	44,662	1,862
Repayment of capital lease obligations	(2)	(19)
Repurchase of common stock	(37,621)	(161,959)
Share repurchase costs (excise tax)	(1,264)	—
Shares surrendered for settlement of minimum statutory tax withholding	(19,965)	(17,216)
Net cash used in financing activities	(15,031)	(177,332)
Effect of exchange rate changes on cash and cash equivalents	107	26
Net increase (decrease) in cash and cash equivalents	95,090	$(113,242)
Cash and cash equivalents, at beginning of the period	142,064	225,719
Cash and cash equivalents, at end of the period	$237,154	$112,477
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Reconciliation of net income to Adjusted EBITDA
Net income	$4,509	$11,051	$9,370	$17,109
Interest expense	152	72	499	245
Interest income	(2,139)	(1,345)	(5,691)	(6,547)
Provision for income taxes	3,869	8,232	9,078	13,508
Depreciation and amortization	11,373	9,195	33,118	25,291
Other expense (income), net	102	(1,741)	(897)	(1,845)
Stock-based compensation	28,369	15,715	88,763	49,486
Transaction-related expenses(1)	—	—	1,543	—
Gain on sale of assets held for sale	—	—	(14,337)	—
Restructuring costs(2)	88	5,917	854	6,663
Adjusted EBITDA	$46,323	$47,096	$122,300	$103,910
Net income margin	2%	7%	2%	3%
Adjusted EBITDA margin	24%	28%	22%	20%
(1)     For 2025, transaction-related expenses related to our acquisition of Formation Nation.
(2)    For 2025 and 2024, restructuring costs related to the reduction of our U.S. headcount.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Reconciliation of net income to Non-GAAP net income
Net income	$4,509	$11,051	$9,370	$17,109
Amortization of acquired intangible assets	2,163	1,275	6,191	3,816
Stock-based compensation	28,369	15,715	88,763	49,486
Transaction-related expenses(1)	—	—	1,543	—
Restructuring costs(2)	88	5,917	854	6,663
Gain on sale of assets held for sale	—	—	(14,337)	—
Income tax effects(3)	(4,133)	(4,259)	(9,237)	(10,221)
Non-GAAP net income	$30,996	$29,699	$83,147	$66,853
Net income margin	2%	7%	2%	3%
Non-GAAP net income margin	16%	18%	15%	13%
Net income per share — basic	$0.03	$0.06	$0.05	$0.09
Net income per share — diluted	$0.02	$0.06	$0.05	$0.09
Non-GAAP net income per share — basic	$0.17	$0.17	$0.46	$0.37
Non-GAAP net income per share — diluted	$0.17	$0.17	$0.45	$0.36
Weighted-average shares used to compute net income per share — basic	180,057	174,862	179,231	182,551
Weighted-average shares used to compute net income per share — diluted	186,731	176,353	185,329	185,374
Weighted-average shares used to compute Non-GAAP net income per share — basic	180,057	174,862	179,231	182,551
Weighted-average shares used to compute Non-GAAP net income per share — diluted	186,731	176,353	185,329	185,374
(1)For 2025, transaction-related expenses related to our acquisition of Formation Nation.
(2)For 2025 and 2024, restructuring costs related to the reduction of our U.S. headcount.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$30,996	$29,699	$83,147	$66,853
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income per share — basic:	180,057	174,862	179,231	182,551
Effect of potentially dilutive securities:
Options to purchase common stock	84	114	56	986
RSUs	6,523	1,377	6,009	1,827
Employee stock purchase plan	67	—	33	10
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	186,731	176,353	185,329	185,374
Non-GAAP net income per share — basic	$0.17	$0.17	$0.46	$0.37
Non-GAAP net income per share — diluted	$0.17	$0.17	$0.45	$0.36
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$54,226	$31,613	$144,068	$93,053
Purchase of property and equipment	(7,236)	(9,638)	(24,144)	(28,989)
Free cash flow	$46,990	$21,975	$119,924	$64,064